UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Cooperation Agreement

On December 11, 2023, Orthofix Medical Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Engine Capital, L.P., Engine Jet Capital, L.P., Engine Lift Capital, LP, Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Investments, LLC and Engine Investments II, LLC and Arnaud Ajdler (collectively, the “Engine Group”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) expanded the size of the Board from eight to eleven directors, and appointed Alan L. Bazaar to the Board effective as of December 12, 2023, and Michael M. Finegan and Charles R. Kummeth to the Board effective December 14, 2023 (collectively, the “New Directors”). Each of the New Directors is appointed for a term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Additionally, pursuant to the Cooperation Agreement, the Board (i) formed a Strategy Committee of the Board (the “Strategy Committee”) consisting of Catherine M. Burzik, Mr. Finegan, John Henneman, III and Mr. Kummeth (with Mr. Finegan serving as Chair), which committee shall exist at least through the date of the 2024 Annual Meeting, (ii) appointed Mr. Bazaar to the Audit and Finance Committee of the Board, (iii) appointed Mr. Kummeth to the Nominating, Governance and Sustainability Committee of the Board, (iv) appointed Mr. Finegan to the Compliance and Ethics Committee of the Board, and (v) appointed Messrs. Bazaar and Kummeth to the Compensation and Talent Development Committee of the Board, replacing Mr. Henneman and Shweta Singh Maniar on such committee.

Pursuant to the Cooperation Agreement, the Company has also agreed to (i) nominate each of Messrs. Bazaar, Finegan and Kummeth for election to the Board at the 2024 Annual Meeting and support such New Directors at the 2024 Annual Meeting in the same manner as the Company’s other nominees at the 2024 Annual Meeting, (ii) ensure that three of the directors serving on the Board as of December 11, 2023 (prior to the appointment of Messrs. Bazaar, Finegan and Kummeth) will not stand for re-election at the 2024 Annual Meeting, (iii) elect one of Messrs. Bazaar, Finegan or Kummeth as Chair of the Board effective as of the conclusion of the 2024 Annual Meeting, and (iv) elect one of Messrs. Bazaar, Finegan or Kummeth as Chair of the Compensation and Talent Development Committee of the Board on the date of the 2024 Annual Meeting. Furthermore, the Company agreed that until the 2024 Annual Meeting, the size of the Board shall be no greater than twelve members, and immediately following the 2024 Annual Meeting, the size of the Board shall be no greater than nine members.

During the term of the Cooperation Agreement, the Engine Group will be subject to customary standstill restrictions, including with respect to (i) acquiring more than 9.9% of the Company’s outstanding common stock, (ii) nominating or recommending for nomination any persons for election to or removal from the Board at any stockholder meeting, (iii) submitting any business for consideration at any stockholder meeting, and (iv) soliciting any proxy or consents in respect of any business by any stockholder of the Company, including any member of the Engine Group, to be brought before any stockholder meeting (including any “withhold,” “against” “vote no,” defeat quorum or similar campaign with respect to any nomination or proposal made by or at the direction of the Board). During the term of the Cooperation Agreement, the Engine Group has agreed to vote all of its respective shares of the Company’s common stock at each stockholder meeting in accordance with the Board’s recommendations on certain specified matters, subject to certain exceptions relating to extraordinary transactions and the recommendations of independent proxy advisory firms.

The Cooperation Agreement contains customary litigation and non-disparagement provisions. The Company agreed to reimburse the Engine Group for certain expenses incurred in connection with the Engine Group’s investment in the Company. The Cooperation Agreement will terminate on the earlier of (i) the date that is mutually agreed to by the Company and Engine Group, (ii) 30 days prior to the director nomination notice deadline for the 2025 Annual Meeting, and (iii) 120 days prior to the first anniversary of the 2024 Annual Meeting.

The summary above of the terms of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreement described in Item 1.01 above, the Board has increased its size from eight to eleven directors and appointed Mr. Bazaar to the Board effective as of December 12, 2023, and Messrs. Finegan and Kummeth to the Board effective as of December 14, 2023. Effective as of December 14, 2023, the Board has (i) appointed Ms. Burzik, Mr. Finegan, Mr. Henneman and Mr. Kummeth to the Strategy Committee, with Mr. Finegan serving as Chair of the committee (ii) appointed Mr. Bazaar to the Audit and Finance Committee, (iii) appointed Mr. Kummeth to the Nominating, Sustainability and Governance Committee, (iv) appointed Mr. Finegan to the Compliance and Ethics Committee, and (v) appointed Messrs. Bazaar and Kummeth to the Compliance and Talent Development Committee, replacing Mr. Henneman and Ms. Maniar on such committee.

Except as otherwise disclosed in this Current Report on Form 8-K, there is no arrangement or understanding between Messrs. Bazaar, Finegan or Kummeth, respectively, and any other person pursuant to which Messrs. Bazaar, Finegan or Kummeth, respectively, were appointed as a director of the Company. There are no family relationships between each of Messrs. Bazaar, Finegan or Kummeth, respectively, and any director or executive officer of the Company, and none of Messrs. Bazaar, Finegan or Kummeth has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Bazaar, Finegan and Kummeth will participate in the Company’s compensation program for its non-employee directors. Also, the Company intends to enter into its standard director indemnification agreement with each of Messrs. Bazaar, Finegan and Kummeth.

Item 8.01 Other Events.

On December 12, 2023, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and the matters described in Item 1.01 and Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

Cooperation Agreement, dated December 11, 2023, by and among Orthofix Medical Inc. Engine Capital, L.P., Engine Jet Capital, L.P., Engine Lift Capital LP, Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Investments, LLC, Engine Investments II, LLC and Arnaud Ajdler.

99.1	Press Release dated December 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Geoffrey Gillespie
Geoffrey Gillespie Interim Chief Financial Officer

Date: December 15, 2023